EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-14681) of Ion Networks, Inc. of our report dated July 12, 1999, relating to the consolidated financial statements appearing in Ion Networks, Inc. Annual Report on Form 10-KSB/A for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP


New York, New York
March 16, 2000